SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

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☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material under Rule 14a-12

NUMEREX CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 7, 2004
PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS
REPORT OF THE AUDIT COMMITTEE
EXECUTIVE COMPENSATION
OPTION GRANTS IN FISCAL 2003
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
STOCK PERFORMANCE GRAPH
OTHER BUSINESS
SHAREHOLDER PROPOSALS
ANNUAL REPORT

NUMEREX CORP.
1600 Parkwood Circle SE
Suite 200
Atlanta, GA 30339

Dear Shareholders:

     We are pleased to enclose your Notice of Annual Meeting of Shareholders and Proxy Statement for the Annual Meeting of Shareholders of Numerex Corp. (the “Company”) to be held at 11:00 a.m. on Friday, May 7, 2004, at Hawthorn Suites, 1500 Parkwood Circle, Atlanta, Georgia 30339.

     At the Annual Meeting, you will be asked to (i) elect seven nominees to serve as directors of the Company and (ii) ratify the appointment of Grant Thornton LLP as the independent accountants of the Company.

     The Board of Directors hopes that you will be able to attend the shareholders’ meeting. We look forward to meeting each of you and discussing with you the significant events that have occurred during the Company’s past year and its current prospects. If you are unable to attend in person or to be otherwise represented, we urge you to vote by signing the enclosed proxy and mailing it to us in the accompanying stamped enveloped at your earliest convenience. Please be sure to sign it exactly as the name or names appear on the proxy. We urge you to read the enclosed proxy statement, which contains information relevant to the actions to be taken at the meeting.

Sincerely yours,

Stratton J. Nicolaides Chairman and Chief Executive Officer
April 2, 2004
Enclosures

NUMEREX CORP.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 7, 2004

TO OUR SHAREHOLDERS:

     Notice is hereby given that the annual meeting of shareholders of NUMEREX CORP. (the “Company”) will be held on Friday, May 7, 2004, at 11:00 a.m. (local time), at Hawthorn Suites, 1500 Parkwood Circle, Atlanta, Georgia 30339, for the following purposes:

     1. To elect a Board of Directors consisting of seven persons to serve until the next annual meeting of shareholders and until their respective successors shall have been duly elected and qualified;

     2. To ratify the appointment of Grant Thornton LLP as the independent accountants of the Company; and

     3. To transact such other business as may properly come before this meeting or any postponement or adjournment thereof.

     The Board of Directors has fixed March 26, 2004 as the record date for the determination of shareholders entitled to vote at the annual meeting. Only shareholders of record at the close of business on that date will be entitled to notice of, and to vote at, the annual meeting.

     YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE URGED TO SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE; NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

April 2, 2004	By Order of the Board of Directors

Andrew J. Ryan Secretary

NUMEREX CORP.
1600 Parkwood Circle SE
Suite 200
Atlanta, Georgia 30339

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

INTRODUCTION

     The Board of Directors of Numerex Corp. (the “Company”), the executive offices of which are located at 1600 Parkwood Circle SE, Suite 200, Atlanta, Georgia 30339, hereby solicits your proxy in the form enclosed for use at the Annual Meeting of Shareholders to be held on May 7, 2004, at 11:00 a.m. (local time), or at any postponement or adjournment thereof (the “Annual Meeting”). The expense of soliciting your proxy will be borne by the Company. The approximate date on which this Proxy Statement and the accompanying form of proxy will first be sent or given to shareholders is April 2, 2004.

     At the Annual Meeting, shareholders will be asked to (i) elect seven nominees to serve as directors of the Company, each to serve until the next annual meeting, and (ii) ratify the appointment of Grant Thornton LLP as the independent accountants of the Company.

     We urge you to date, sign and return your proxy in the enclosed envelope promptly to make certain that your shares will be voted at the Annual Meeting.

Date, Time, and Place

     The Annual Meeting will be held on May 7, 2004, at 11:00 a.m. (local time), at Hawthorn Suites, 1500 Parkwood Circle, Atlanta, Georgia 30339.

Record Date; Voting Rights

     The Company had 10,791,986 shares of Class A Common Stock, no par value (the “Common Stock”), outstanding at the close of business on March 26, 2004, the record date (the “Record Date”). Only shareholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. The presence, in person or by proxy, of holders of a majority of all of the shares of stock entitled to vote constitutes a quorum. Each share of Common Stock outstanding is entitled to one vote on each matter that may be brought before the Annual Meeting. Votes withheld from directors nominees, abstentions, and broker non-votes will be counted in determining whether a quorum has been reached.

     Directors will be elected by a plurality of the votes cast in person or represented by proxy at the meeting and entitled to vote on the election of directors. The seven nominees receiving the most “for” votes will be elected. In all matters, other than the election of directors, the affirmative vote of the majority of the votes cast in person or represented by proxy at the Annual Meeting and entitled to vote on the matter will be the act of the shareholders. An abstention, withholding of authority to vote, or broker non-vote will have no effect on the vote and will not be counted in determining whether any proposal has received the required shareholder vote.

     A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. Broker non-votes, if any, will not be considered in the calculation of the majority of the votes cast and will not have an effect on the outcome of the vote on a matter.

     The Company is not currently aware of any matters that will be brought before the Annual Meeting (other than procedural matters) that are not referred to in the enclosed Notice of Annual Meeting.

Voting and Revocation of Proxies

     A form of proxy is enclosed. If properly executed and received in time for voting, and not revoked, the enclosed proxy will be voted as indicated in accordance with the directions thereon. If no directions to the contrary are indicated, the persons named in the enclosed proxy will vote all shares of the Company’s Common Stock for election of all nominees for directors and for the ratification of the selection of Grant Thornton LLP as the Company’s independent accountants.

     Sending in a signed proxy will not affect a shareholder’s right to attend the Annual Meeting nor will it preclude a shareholder from voting in person because the proxy is revocable at any time prior to the voting of such proxy. Any shareholder giving a proxy has the power to revoke it by giving written notice to the Secretary of the Company at any time before the proxy is exercised, including by filing a later-dated proxy with the Secretary or by appearing in person at the Annual Meeting and making a written demand to vote in person.

Solicitation of Proxies

     The expense of the proxy solicitation will be borne by the Company. In addition to solicitation by mail, proxies may be solicited in person or by telephone, or by directors, officers or employees of the Company without additional compensation. Upon request by record holders of the Common Stock who are brokers, dealers, banks or voting trustees, or their nominees, the Company is required to pay the reasonable expenses incurred by such record holders for mailing proxy material and annual shareholder reports to any beneficial owners of Common Stock.

Fiscal Years

     As used in this Proxy Statement, “fiscal 2001” means the Company’s fiscal year ending December 31, 2001, “fiscal 2002” means the Company’s fiscal year ending December 31, 2002 and “fiscal 2003” means the Company’s fiscal year ending December 31, 2003.

SECURITY OWNERSHIP OF MANAGEMENT
AND CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information regarding the beneficial ownership of the Company’s Common Stock as of March 26, 2004, by (i) each person known by the Company to be the beneficial owner of more than five percent of the Common Stock, (ii) each director of the Company, (iii) each executive officer of the Company named in the Summary Compensation Table which follows, and (iv) all current directors and executive officers of the Company as a group. Except as otherwise indicated below, the beneficial owners of the Common Stock listed below have sole investment and voting power with respect to such shares.

Name of Beneficial Owner
Or Identity of Group	Shares Beneficially Owned(1)(2)
	Number	Percent
Gwynedd Resources, Ltd.(3)
200 West Ninth Street
Suite 102
Wilmington, DE 19801	3,207,280	29.0%

Elizabeth Baxavanis, Trustee(4)
Dominion Holdings #5
Revocable Trust for the
Benefit of Maria E. Nicolaides
200 West Ninth Street
Suite 102
Wilmington, DE 19801	3,207,280	29.0%

Maria E. Nicolaides(5)
C/o Salisbury & Ryan LLP
1325 Avenue of the Americas, Seventh Floor,
New York, NY 10019	3,207,280	29.0%

Douglas Holsclaw, MD(6)
42 Llanberries Road
Bala Cynwyd, PA 19004	752,382	6.8%

Kenneth F. Manser
21 Keswick Close
Dunstable, Bedfordshire LU6-3AW
United Kingdom	834,658	7.5%

Brian C. Beazer	7,276	*

George Benson	61,000	*

Matthew J. Flanigan	32,700	*

Allan H. Liu	12,000	*

Michael A. Marett	33,250	*

Stratton J. Nicolaides(7)	179,750	1.6%

John G. Raos	88,609	*

Roland W. Rice	28,750	*

Andrew J. Ryan(8)	32,000	*

All Current Directors and Executive Officers as a group (10 persons)	354,487	4.3%

*	Less than 1%

(1)	The shares “beneficially owned” by an individual are determined in accordance with the definition of “beneficial ownership” set forth in the regulations of the Securities and Exchange Commission. Accordingly, they may include shares owned by or for, among other things, the wife, minor children or certain other relatives of such individual, as well as other shares as to which the individual has or shares voting or investment power or has the right to acquire within 60 days after March 26, 2004.

(2)	Includes shares subject to options in the following amounts: Mr. Benson, 51,000 shares; Mr. Flanigan, 27,700 shares; Mr. Liu, 12,000 shares; Mr. Marett, 30,250 shares; Mr. Nicolaides, 163,750 shares; Mr. Raos, 12,000 shares and Mr. Rice, 28,750 shares.

(3)	The shareholders of Gwynedd Resources, Ltd. (“Gwynedd”) include various trusts for the benefit of Maria E. Nicolaides and her children (for which Mrs. Baxavanis is trustee) and Dr. Holsclaw. See footnotes (4), (5), (6) and (8).

(4)	Represents the shares of Common Stock owned by Gwynedd. Trusts for the benefit of Maria E. Nicolaides and her children, of which Mrs. Baxavanis, Maria E. Nicolaides’ mother-in-law, is trustee, own approximately 89.8% and 0.9%, respectively, of the outstanding stock of Gwynedd. Mrs. Baxavanis disclaims beneficial ownership of all shares of Common Stock owned by Gwynedd. See footnote (5) below.

(5)	Represents the shares of Common Stock owned by Gwynedd. Trusts for the benefit of Maria E. Nicolaides and her children, of which Mrs. Baxavanis, Maria E. Nicolaides’ mother-in-law, is trustee, own approximately 89.8% and 0.9%, respectively, of the outstanding stock of Gwynedd. Maria E. Nicolaides disclaims beneficial ownership of 325,651 shares of Common Stock owned by Gwynedd that may be deemed to be beneficially owned by the other shareholders of Gwynedd, including trusts for the benefit of her children. See footnote (4) above.

(6)	Does not include any shares of Common Stock owned by Gwynedd. Dr. Holsclaw is the owner of approximately 9.3% of the outstanding stock of Gwynedd.

(7)	Mr. Nicolaides disclaims beneficial ownership of the 3,207,280 shares of Common Stock owned by Gwynedd.

(8)	Mr. Ryan disclaims beneficial ownership of the 3,207,280 shares of Common Stock owned by Gwynedd. Also excludes 150,000 shares subject to options granted to Salisbury & Ryan LLP, a law firm of which Mr. Ryan is a partner. Mr. Ryan’s address is: Salisbury & Ryan LLP, 1325 Avenue of the Americas, Seventh Floor, New York, NY 10019-6026

PROPOSAL ONE
ELECTION OF DIRECTORS

     The Bylaws of the Company provide that the Board of Directors shall consist of not less than three nor more than ten directors and that the number of directors to be elected, subject to the foregoing limits, shall be determined from time to time by the Board of Directors. The Board of Directors has set the number of directors at seven. At the Annual Meeting seven directors, who will constitute the Company’s entire Board of Directors, are to be elected to hold office until the next annual meeting and until their respective successors have been duly elected and qualified. The Board of Directors has designated the persons listed below to be nominees for election as directors. The Company has no reason to believe that any of the nominees will be unavailable for election; however, should any nominee become unavailable for any reason, the Board of Directors may designate a substitute nominee. The proxy agents intend (unless authority has been withheld) to vote for the election of the Company’s nominees.

     All of the nominees currently serve as directors of the Company and have consented to being named in this Proxy Statement and to serve if elected.

     The Board of Directors has determined that Brian C. Beazer, George Benson, Matthew J. Flanigan, Allan H. Liu and John G. Raos, constituting a majority of the Board members, are “independent directors” as that term is defined in the National Association of Securities’ Dealers (“NASD”) listing standards.

Information as to Directors and Nominees

     The following table contains information with respect to the nominees for Directors.

Name	Age	Position	Director Since
Brian C. Beazer(l)(3)	69	Director	2002
George Benson(l)(2)	69	Director	1995
Matthew J. Flanigan(2)(3)	58	Director	1994
Allan H. Liu	47	Director Chairman of the Board and	2000
Stratton J. Nicolaides	50	Chief Executive Officer	1999
John G. Raos(l)(2)(3)	55	Director	2000
Andrew J. Ryan	45	Director	1996

(1)	Member of Audit Committee

(2)	Member of Compensation Committee

(3)	Member of Nominating Committee

     Brian C. Beazer has served as a director of the Company since June 2002. Mr. Beazer is currently the Non-Executive Chairman of the Board of Beazer Homes USA Inc., a national homebuilder headquartered in Atlanta, Georgia, and has served as a director of Beazer Homes USA since its inception in November 1993. Mr. Beazer formerly served as Chief Executive Officer of Beazer PLC, or its predecessors, from 1968 to 1991, and as Chairman of that company, from 1983 to the date of its acquisition by an indirect, wholly owned subsidiary of Hanson PLC (effective December 1, 1991). Mr. Beazer is also a director of Beazer Japan, Ltd., Seal Mint, Ltd., Jade Technologies Singapore Pte. Ltd., FSM Europe B.V., United Pacific Industries Limited and Jacuzzi Brands, Inc.

     George Benson has served as a director of the Company since June 1995. Since September 1992 Mr. Benson as served as Chairman and Chief Executive Officer of Wisconsin Wireless Communications Corporation. From September 1992 until July 13, 1999, Mr. Benson also served as Chairman and Chief Executive Officer of Airadigm Communications, Inc. On July 28, 1999, Airadigm Communications, Inc. filed for Chapter 11 bankruptcy protection and was released from such protection on October 11, 2000.

     Matthew J. Flanigan has served as a director of the Company since July 1994. Since April 1994, Mr. Flanigan has been the President of the Telecommunication Industry Trade Association, a trade association for telecommunication companies.

     Allan H. Liu has served as a director of the Company since January 2000. Since 1997, Mr. Liu has been the President and a member of the Board of Directors of The China Retail Fund, LDC, a direct investment private equity fund sponsored by American International Group in conjunction with the Ministry of Internal Trade of the People’s Republic of China.

     Stratton J. Nicolaides has served as Chief Executive Officer from April 2000, having served as Chief Operating Officer from April 1999 until March 2000, and as Chairman of the Board since December 1999. From July 1994 until April 1999, Mr. Nicolaides managed a closely held investment partnership and provided consulting services to Dominion Group Limited.

     John G. Raos has served as a director of the Company since February 2000. Since early 2000 Mr. Raos has been President and Chief Executive Officer of Precision Partners, Inc., a precision machining company. From June 1995 until January 2000, Mr. Raos served as President and Chief Operating Officer of US Industries, Inc. From February 1999 until January 2000, Mr. Raos also served as Chairman and Chief Executive Officer of Strategic Industries, Inc., a US Industries subsidiary. Prior to June 1995, Mr. Raos served as President and Chief Operating Officer of Hanson Industries, Inc., the North American arm of Hanson PLC. Mr. Raos served as a director of Hanson PLC from 1990 until 1995.

     Andrew J. Ryan has served as a director of the Company since May 1996. Mr. Ryan has practiced law with the law firm of Salisbury & Ryan from August 1994 to present and serves as the Board of Directors designee of Gwynedd.

Board of Directors, Committees and Attendance at Meetings

     During fiscal 2003, the Board of Directors held eleven meetings. Each director attended 75% or more of the meetings of the Board of Directors and committees of which they were members.

     The Company encourages but does not require Board members to attend the Company’s annual meeting of shareholders. Four of the Company’s directors attended the annual meeting of shareholders in 2003.

     The Company’s Audit Committee is composed of directors who are “independent” as defined in NASD listing standards. The Board of Directors has determined that John G. Raos is an “audit committee financial expert” as defined in rules and regulations of the Securities and Exchange Commission (‘SEC”). The principal functions of the Audit Committee are: (a) assist in the oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the qualifications and independence of the Company’s independent auditors and the performance of the Company’s independent auditors; (b) approve the selection, appointment, retention or termination of the Company’s independent auditors, as well as approving the compensation thereof; and (c) approve all audit and permissible non-audit services provided to the Company and certain other persons by such independent auditors. This Committee met nine times during fiscal 2003. The Board adopted an Audit Committee Charter on March 31, 2004, a copy of which is attached to this Proxy Statement as Annex A. A copy of the Audit Committee Charter is also available on the Company’s website at www.nmrx.com. The current members of the Audit Committee are Mr. Beazer, Mr. Benson, and Mr. Raos.

     The Company’s Compensation Committee is composed of directors who are “independent” as defined in NASD listing standards. The Compensation Committee makes recommendations to the Board of Directors with respect to the compensation of the officers and key employees. The Compensation Committee met two times during fiscal 2003. The current members of the Compensation Committee are Mr. Benson, Mr. Flanigan and Mr. Raos.

     The Company’s Nominating Committee is composed of directors who are “independent” as defined in NASD listing standards. The principal function of the Nominating Committee is to select and nominate candidate nominees for election as Directors of the Company. During fiscal 2003, the Nominating Committee held no meetings. The current members of the Nominating Committee are Mr. Flanigan (Chair), Mr. Beazer and Mr. Raos. The Nominating Committee will consider nominees for director recommended by a shareholder submitted in accordance with the procedure set forth in the Company’s Bylaws. In general, the procedure set forth in the Company’s Bylaws provide that a notice relating to the nomination must be timely given in writing to the Secretary of the Company. To be timely, the notice must have been delivered by the 90th day prior to the anniversary of the prior year’s annual meeting. Such notice must include all information relating to such person that is required to be disclosed in solicitations of proxies for the election of directors, including information relating to the business experience and background of the potential nominee, and certain information with respect to the nominating shareholder. Any such recommendation must also be accompanied by a written consent of the individual to stand for election if nominated by the Board of Directors and to serve if elected by the shareholders. The Board adopted a Nominating Committee Charter, a copy of which is available on the Company’s website at www.nmrx.com. The Nominating Committee generally identifies potential nominees through its network of contacts, and may also engage, if it deems appropriate, a professional search firm. The Nominating Committee meets to discuss and consider such candidates’ qualifications and then chooses director candidates by majority vote. There are no differences in the manner in which the Nominating Committee evaluates potential nominees for director based on whether such potential nominees are recommended by a shareholder or by any other source. The Nominating Committee does not have specific, minimum qualifications for nominees and has not established specific qualities or skills that it regards as necessary for one or more of the Company’s directors to possess (other than any qualities or skills that may be required by applicable law, regulation or listing standard). However, the Nominating Committee Charter specifies that the composition of the Board should reflect experience in the following areas: finance, compensation, sales and marketing, technology (both electronic and building) and production. In addition, as set forth in the Nominating Committee Charter, in evaluating a person as a potential nominee to serve as a Director of the Company, the Committee may consider the following factors, among any others it may deem relevant:

•	whether or not the person has any relationships that might impair his or her independence, such as any business, financial or family relationships with Company management, Company service providers or their affiliates;

•	whether or not the person serves on boards of, or is otherwise affiliated with, competing organizations;

•	whether or not the person is willing to serve, and willing and able to commit the time necessary for the performance of the duties of a Director of the Company;

•	the contribution which the person can make to the Board and the Company (or, if the person has previously served as a Director of the Company, the contribution which the person made to the Board during his or her previous term of service), with consideration being given to the person’s business and professional experience, education and such other factors as the Committee may consider relevant; and

•	the character and integrity of the person.

Arrangements with Respect to the Board of Directors

     The Company has entered into an agreement providing Gwynedd the right to designate one director to the Board of Directors. Additionally, in the event the Board consists of more than seven directors, Gwynedd, at its option, may designate one additional director. Any designee’s appointment will be subject to the exercise by the Board of Directors of its fiduciary duties and the approval of the Company’s shareholders upon the expiration of any appointed term at the next annual meeting of shareholders. Gwynedd’s right to designate directors will cease at such time as Gwynedd’s equity interest in the Company drops below 10% of the outstanding shares of Common Stock. Mr. Ryan currently serves as Gwynedd’s designee.

Director Compensation

     Each director of the Company who is not also an employee of the Company or a Gwynedd-designated director receives an annual fee of $12,000 and a fee of $250 for each meeting (except telephonic meetings, in which case the fee is $125) of the Board of Directors or a committee thereof attended, plus reimbursement of expenses incurred in attending meetings. No additional fee is paid for committee meetings held the same day as Board of Directors meetings. In addition, under the Numerex Corp. Directors’ Stock Plan (the “2001 Plan”), in lieu of cash compensation, each director may elect to have their annual fees payable either (i) 50% in cash and 50% in shares of Common Stock, or (ii) 100% in shares of Common Stock.

     Under the Company’s Non-Employee Director Stock Option Plan (the “Director Plan”) and 1999 Long-Term Incentive Plan (the “1999 Plan”), each director who is not also an employee of the Company or a Gwynedd-designated director automatically is granted annual options covering 4,000 shares of Common Stock. On each anniversary of the initial option granted thereunder, such person shall be granted an option to purchase 4,000 shares of the Common Stock.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES NAMED
HEREIN.

PROPOSAL TWO
RATIFICATION OF INDEPENDENT ACCOUNTANTS

     The Board of Directors, upon the recommendation of the Audit Committee, has selected the firm of Grant Thornton LLP as independent accountants of the Company for the fiscal year ending December 31, 2004. This nationally known firm has no direct or indirect financial interest in the Company.

     Although not legally required to do so, the Board of Directors is submitting the appointment of Grant Thornton as the Company’s independent accountants for fiscal 2004 for ratification by the shareholders at the Annual Meeting. If a majority of the votes cast in person or by proxy at the Annual Meeting is not voted for ratification, the Board of Directors will reconsider its appointment of Grant Thornton as independent accountants for the current fiscal year.

     A representative of Grant Thornton will be present at the Annual Meeting and will have the opportunity to make a statement if he or she desires to do so. It is anticipated that such representative will be available to respond to appropriate questions from shareholders.

     During fiscal 2003 and fiscal 2002, Grant Thornton provided services to the Company in the following categories and amounts:

Audit and Other Fees:	2003	2002	Description of service performed
Audit Fees	$166,694	$145,230
Audit Related Fees	$0	$465,894	For acquisition related due diligence services
Tax Services	$85,033	$77,530	For tax return preparation services
All Other Fees	$0	$0

     The Audit Committee has considered the compatibility of nonaudit services with the Grant Thornton’s independence and, in February 2004, appointed Ernst & Young LLP as responsible for the Company’s tax preparation duties.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE
APPOINTMENT OF GRANT THORNTON LLP AS INDEPENDENT ACCOUNTANTS FOR
FISCAL 2004.

REPORT OF THE AUDIT COMMITTEE

     The Board of Directors has appointed an Audit Committee composed of three directors, each of whom is independent under the National Association of Securities Dealers listing standards.

     The Board of Directors has adopted a written charter for the Audit Committee. The Audit Committee’s job is one of oversight as set forth in the Audit Committee Charter. It is not the duty of the Audit Committee to prepare the Company’s financial statements, to plan or conduct audits, or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. The Company’s management is responsible for preparing the Company’s financial statements and for maintaining internal control. The independent accountants are responsible for auditing the financial statements and for expressing an opinion as to whether those audited financial statements fairly present the financial position, results of operations, and cash flows to the Company in conformity with generally accepted accounting principles.

     The Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements with management and with Grant Thornton, the Company’s independent accountants for fiscal 2003.

     The Audit Committee has discussed with Grant Thornton the matters required to be discussed by Statement on Accounting Standards No. 61.

     The Audit Committee has received from Grant Thornton the written statements required by Independence Standards Board Standard No.1, Independence Discussions with Audit Committees, and has discussed Grant Thornton’s independence with Grant Thornton.

     Based on the review and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for fiscal 2003 for filing with the Securities and Exchange Commission (the “SEC”).

THE AUDIT COMMITTEE

Brian C. Beazer
George Benson
John G. Raos, Chair

     In accordance with and to the extent permitted by applicable law or regulation, the information contained in the Report of the Audit Committee and the Audit Committee Charter shall not be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be deemed to be soliciting material or to be filed with the SEC under the Exchange Act.

EXECUTIVE COMPENSATION

     Under rules established by the SEC, the Company is required to provide certain data and information with respect to the compensation and benefits provided to the Company’s Chief Executive Officer and other executive officers of the Company. The disclosure requirements for the Chief Executive Officer and other executive officers include the use of tables and a report explaining the rationale and considerations that led to fundamental compensation decisions affecting those individuals. In fulfillment of this requirement, the Compensation Committee, at the direction of the Board of Directors, has prepared the following report for inclusion in this proxy statement.

Report of the Compensation Committee

     Overview and Philosophy

     The Committee is currently comprised of Mr. Flanigan, as Chairman, Mr. Benson and Mr. Raos. The Compensation Committee’s responsibilities include reviewing and making recommendations to the Board of Directors regarding the compensation of the Chief Executive Officer and approving the compensation paid to the Company’s other executives. In addition, the Compensation Committee also considers and recommends to the Board of Directors the award of options to key employees and executive officers to purchase shares of Common Stock pursuant to the 1999 Plan.

     The compensation structure is aimed at establishing levels of compensation sufficient to attract and retain qualified executive talent. To do so, the Company seeks to provide total compensation packages that it believes are comparable to those offered by other companies of similar size, complexity and financial performance. The Compensation Committee does not, however, rely on survey or other statistical data when setting levels of compensation. The compensation program also seeks to align the interests of management with those of the Company’s shareholders through the use of stock-based forms of compensation, including compensation through stock option grants.

     Compensation Program Elements

     During fiscal 2003, the senior employees compensation program consisted of a base salary, long-term incentive compensation in the form of options to purchase Common Stock under the 1999 Plan, and miscellaneous fringe benefits, including group benefits generally available to employees of the Company. Overall, the Company’s process of setting the levels and mix of each component of compensation is subjective, with no precise, mathematical weight given to any of the factors discussed below.

     Base Salary. The Company’s salary levels are established based on the Compensation Committee’s subjective assessment of each executive officer’s level of responsibility. Salary increases are intended to reflect the overall financial performance of the Company, as well as the specific contributions of the individual executive officer.

     Stock Options. Grants of stock options are made at the Compensation Committee’s discretion based on the level and importance of the management position to the overall long-term success of the Company and the contribution of the executive officer. Grants are intended to motivate the executive officers to build shareholder value and to relate a significant portion of the executive’s compensation directly to the financial performance of the Company.

     Other Benefits. In addition to the items of compensation described above, the Company provides medical and life insurance and a 401(k) plan to its executive officers, which are generally available to Company employees. The Company also provides certain executive officers with a company car.

     Compensation of the Chief Executive Officer

     Mr. Nicolaides has served as Chief Executive Officer since April 2000, having served as Chief Operating Officer from April 1999 until March 2000. During fiscal 2003, Mr. Nicolaides received an annual base salary compensation of $220,000, a 20% reduction in annual base salary from 2002 which Mr. Nicolaides voluntarily took; however, in exchange for such reduction, Mr. Nicolaides received 100,000 options as set forth in the table entitled “Option Grants in Fiscal 2003.” The Compensation Committee established this compensation level based upon an assessment of Mr. Nicolaides’ background and skills brought to the Company. Mr. Nicolaides and other executive officers, who took a voluntary 10% reduction in annual base salary, were granted stock options under the guidelines of the 1999 Plan.

     Policy with Respect to Section 162(m) of the Internal Revenue Code

     Subject to certain exceptions, Section 162(m) of the Internal Revenue Code of 1986, as amended (the Code), income tax deduction for compensation over $1 million paid to any individual who, as of the close of the taxable year, is the chief executive officer, or is among the four highest compensated officers (other than the chief executive officer) for the taxable year. One exception applies to compensation paid pursuant to shareholder-approved plans that are performance-based. The Compensation Committee intends that awards made under the 1999 Plan will be eligible for the performance-based exception, and therefore eligible as a federal income tax deduction for the Company. The Compensation Committee has taken and will continue to take actions necessary to minimize the Company’s nondeductible compensation expense under Section 162(m) of the Code. While keeping this goal in mind, the Compensation Committee also will try to maintain the flexibility, which the Compensation Committee believes to be an important element of the Company’s executive compensation program.

THE COMPENSATION COMMITTEE

George Benson
Matthew J. Flanigan, Chair
John G. Raos

SUMMARY COMPENSATION TABLE

     The following summary compensation table sets forth all cash compensation paid to the Company’s Chief Executive Officer and senior executives of the Company during the Company’s fiscals 2003, 2002, and 2001.

	Annual Compensation				Long Term Comp.
	Fiscal	Annual		Other Annual	Options	All Other
	Year	Salary	Bonus	Comp	Granted	Comp.

Stratton Nicolaides	2003	$222,292	$—	$2,400	155,000	$19,620	(1)
Chairman and	2002	275,000	—	2,882		21,371	(1)
Chief Executive Officer	2001	275,000	—	—	50,000	20,320	(1)

Michael A. Marett	2003	$189,875	$8,953	$3,740	21,000	$—
Executive Vice President	2002	197,500	—	12,500	—	36,129	(1)
	2001	127,885	—	50,000	50,000	—

Roland W. Rice	2003	$189,875	$3,918	$—	21,000	$—
Executive Vice President	2002	210,000	—	66,900	—	—
	2001	138,445	—	64,185	50,000	—

Alan B. Catherall(2)	2003	$98,513	$6,000	$—	75,000	$—
Executive Vice President and Chief
Financial Officer

Kenneth W. Taylor(3)(4)	2003	$77,083	$—	$29,840	18,500	$—
Executive Vice President	2002	120,530	—	3,750	50,000	—
and Chief Financial Officer

(1)	Reflects relocation expense reimbursement or accommodation allowances.

(2)	Mr. Catherall joined the Company in June 2003; therefore, the Annual Salary represents a partial year.

(3)	Mr. Taylor left the company in June 2003; therefore, the 2003 Annual Salary represents a partial year.

(4)	Mr. Taylor joined the Company in May 2002; therefore, the 2002 Annual Salary represents a partial year.

     The following table sets forth certain information concerning stock options granted under the 1999 Plan during fiscal 2003 to the executive officers of the Company named in the Summary Compensation Table.

OPTION GRANTS IN FISCAL 2003

		Individual Grants (1)

	Number of	Percent of Total
	Securities	Options Granted to
	Underlying Options	Employees in Fiscal			Grant Date Present
Name	Granted	Year	Exercise Price	Expiration Date	Value (2)
Stratton Nicolaides	55,000 (3)	16.5%	$2.79	January 31, 2013	$144,100
President And Chief Executive Officer

Stratton Nicolaides	100,000 (4)	30.0%	$1.62	March 31, 2013	$152,000
President And Chief Executive Officer

Alan B. Catherall	75,000	22.5%	$2.84	June 3, 2013	$199,500
Executive Vice President And Chief Financial Officer

Michael A. Marett	21,000	6.3%	$2.79	January 31, 2013	$55,020
Executive Vice President

Roland Rice	21,000	5.6%	$2.79	January 31, 2013	$48,470
Executive Vice President

Kenneth W. Taylor	18,500	6.3%	$2.79	January 31, 2013	$55,020
Executive Vice President And Chief Financial Officer

(1)	Generally, options become exercisable at cumulative annual rates of 25%, commencing one year from the date of grant, and expire ten years from the date of grant. Notwithstanding the foregoing, options are fully exercisable in the event of a change of control of the Company. Options generally will terminate three months after the date employment terminates with the Company or a subsidiary. During such three-month period, options may be exercised only for the number of shares eligible to be exercised on the date employment terminates.

(2)	The Grant Date Present Value on the date of grant was estimated using the Black-Scholes options pricing model with the following weighted average assumptions: no dividend yield; expected volatility of 137%; risk-free interest rate of 3.79%; and an expected option life of 6.9 years.

(3)	Represents a grant in exchange for arranging the Company’s revolving line of credit.

(4)	Represents a grant in exchange for the 20% annual base salary reduction volunteered by Mr. Nicolaides.

     The following table sets forth certain information concerning the number of unexercised options and the value of unexercised options at the end of fiscal 2003 held by the executive officers of the Company named in the Summary Compensation Table. No options were exercised by such executive officers in fiscal 2003.

AGGREGATED OPTION EXERCISES IN FISCAL 2003
AND DECEMBER 31, 2003 OPTIONS VALUES

	Number of Securities Underlying		Value of Unexercised In-the- Money
	Unexercised Options at December 31, 2003		Options at December 31, 2003(1)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
Stratton Nicolaides	113,750	191,250	$52,250	$589,000
Alan B. Catherall	—	75,000	—	285,000
Michael A. Marett	30,250	40,750	19,950	79,800
Roland Rice	28,750	42,250	—	79,800

(1)	On December 31, 2003 the fair market value of one share of Common Stock was $3.80.

Code of Ethics

     The Company is in the process of developing a Code of Ethics and Business Conduct, as defined in applicable SEC and NASD rules, that applies to the Company’s directors, officers and employees, including the Company’s chief executive officer and chief financial officer (our principal executive officer and principal financial and accounting officer). The Code will be finalized, and adopted by the Board, by May 4, 2004. The Code of Ethics will be available on the Company’s website at www.nmrx.com.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Mr. Ryan is a partner in the law firm of Salisbury & Ryan LLP. Salisbury & Ryan LLP provided legal services to the Company in fiscal 2003 and will continue to provide such services during fiscal 2004. During fiscal 2003, Salisbury & Ryan LLP charged the Company legal fees of approximately $ 360,000.

STOCK PERFORMANCE GRAPH

     The following graph shows a comparison of the cumulative total return for Common Stock, the Nasdaq Composite Index and the Nasdaq Telecomm Index, assuming (i) an investment of $100 in each, on December 31, 1998, the last trading day before the beginning of the Company’s five preceding years, and, (ii) in the case of the Indices, the reinvestment of all dividends.

	SHAREHOLDER VALUE AT YEAR END
	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03
NMRX	$100.00	$440.00	$293.33	$266.67	$95.64	$135.11
NASDAQ US Index	$100.00	$185.59	$112.67	$88.95	$60.91	$91.37
NASDAQ Telecomm Index	$100.00	$202.71	$92.52	$47.24	$21.72	$36.65

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under Section 16(a) of the Exchange Act, the Company’s directors and officers and persons who are the beneficial owners of more than 10% of the outstanding Common Stock are required to report their beneficial ownership of Common Stock and any changes in that ownership to the SEC. Specific due dates for these reports have been established, and the Company is required to report any failure to file by such dates during fiscal 2003. During fiscal 2003, grants of stock to directors Mr. Raos and Mr. Beazer were not timely reported on Form 4. The required forms have since been filed with the SEC. Other than the aforementioned reports, the Company believes that its directors and officers and beneficial owners of more than 10% of the Common Stock have satisfied the filing requirements for fiscal 2003.

OTHER BUSINESS

     The Company does not presently know of any matters that will be presented for action at the meeting other than those set forth herein. If other matters properly come before the meeting, proxies submitted on the enclosed form will be voted by the persons named in the enclosed proxy with respect to such other matters in accordance with their best judgment.

SHAREHOLDER PROPOSALS

     It is presently contemplated that the annual meeting of shareholders following fiscal 2004 will be held on or about May 6, 2005. Under the current rules of the SEC, in order for any appropriate shareholder proposal to be considered for inclusion in the proxy materials of the Company for the fiscal 2005 annual meeting of shareholders, it must be received by the Secretary of the Company no later than December 3, 2004. However, if the date of the fiscal 2005 annual meeting is changed by more than 30 days from the date of the fiscal 2004 annual meeting (May 7), then the deadline for submission of shareholder proposals is a reasonable time before the Company begins to print and mail its proxy materials.

     If a shareholder wishes to present a proposal at the 2005 annual meeting and the proposal is not intended to be included in the proxy materials, the shareholder must give notice to the Company not later than 90 days prior to the anniversary of this year’s annual meeting, or February 6, 2005.

     In addition, pursuant to the Company’s Bylaws, notice of a shareholder proposal or of a nomination by shareholders of individuals for election to the Board of Directors must be accompanied by the nominee’s written consent, contain information relating to the business experience and the background of the nominee and contain certain information with respect to the nominating shareholder and persons acting in concert with the nominating shareholder. Shareholders are also advised to review the Company’s Bylaws, which contain additional requirements with respect to shareholder proposals and director nominations. If a shareholder proposal is received after the notice date, but the presiding officer of the meeting permits the proposal to be made, the proxies appointed by the Company may exercise discretionary authority when voting on such proposals.

     Any shareholder who wishes to send any communications to the Board should deliver such communications to the Secretary of the Company at:

Numerex Corp.
1600 Parkwood Circle SE, Suite 200
Atlanta, Georgia 30339

     The Secretary will forward appropriate communications to the Board. Inappropriate communications include correspondence that is unrelated to the operation of the Company or the Board, is inappropriate for Board consideration, such as advertisements or other commercial communications, or is threatening or otherwise offensive. The Secretary may consult with other officers of the Company, counsel, and other advisers as appropriate, in making this determination.

ANNUAL REPORT

     The Annual Report to Shareholders of the Company (the “Annual Report”) for fiscal 2003 accompanies this proxy statement. Additional copies of the Annual Report are available upon written request to the Company at its principal executive offices which are located at 1600 Parkwood Circle SE, Suite 200, Atlanta, Georgia 30339, Attention: Investor Relations. The annual report on Form 10-K is not part of these proxy solicitation materials.

     EACH PERSON SOLICITED HEREUNDER CAN OBTAIN WITHOUT CHARGE A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR FISCAL 2003 REQUIRED TO BE FILED WITH THE SEC, EXCEPT FOR EXHIBITS TO THE REPORT, BY SENDING A REQUEST THEREFOR TO: 1600 PARKWOOD CIRCLE SE, SUITE 200, ATLANTA, GEORGIA 30339. OUR SEC FILINGS ARE ALSO AVAILABLE AT THE SEC’S WEBSITE AT http://www.sec.gov.

By Order of the Board of Directors

Andrew J. Ryan
Secretary

Annex A
Audit Committee Charter

PURPOSE

The primary function of the Audit Committee is to oversee the Company’s accounting responsibilities, the financial reporting practices of the Company, the quality and integrity of the financial reports of the Company, and the Company’s systems of internal control over financial reporting and internal controls regarding accounting, legal compliance and ethics that management and the Board have established.

COMPOSITION

The Audit Committee is a Committee of the Board of Directors (the “Board”) and shall be comprised of three or more directors, each of whom shall satisfy the independence, experience, and other requirements set forth from time to time by Nasdaq, the Securities and Exchange Commission and any other applicable body (collectively, the “Applicable Rules”), except as otherwise permitted by the Applicable Rules.

The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership. A majority of the Committee shall constitute a quorum.

AUTHORITY

The Audit Committee’s direct reporting relationship is to the Board. The Committee is authorized to have full and unrestricted access to all personnel, records, operations, properties, and other informational sources of the Company as required to properly discharge its responsibilities. Further, the Committee is granted the authority to conduct investigations into any matters within the Committee’s scope of responsibilities. The Committee shall be empowered to retain independent counsel, accountants, or other experts as it determines necessary to assist it in the discharge of its responsibilities. The Company will provide appropriate funding to the Audit Committee to compensate the Company’s independent auditors, to compensate any advisors retained by the Audit Committee, and to pay for the ordinary administrative expenses of the Audit Committee.

It is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management is responsible for preparing the Company’s financial statements and for maintaining internal controls and procedures for financial reporting, and the independent auditors are responsible for auditing those financial statements.

The Audit Committee may form and delegate authority to a subcommittee consisting of one or more members to perform any functions of the Audit Committee.

MEETINGS

The Committee shall meet at least quarterly and more frequently as circumstances require. The Committee may ask members of management, the independent auditors or others to attend the meeting and provide pertinent information as necessary.

MINUTES

The minutes of all Audit committee meetings will be prepared and distributed to all Committee members and approved at subsequent meetings. If the Corporate Secretary did not take the minutes, they should be sent to the secretary for distribution to the full Board and placed in permanent filing.

RESPONSIBILITIES

In meetings its responsibilities, the Audit Committee shall:

1.	Appoint, compensate, oversee, evaluate and, where appropriate, replace the Company’s independent auditors. The Audit Committee shall have sole authority in this regard, and the independent auditors shall report to and are ultimately accountable to the Audit Committee in its capacity as a committee of the Board.

2.	Pre-approve all audit and permitted non-audit services to be provided to the Company or the Audit Committee by the independent auditors.

3.	Establish and maintain procedures for (i) receiving, retaining and addressing complaints regarding the Company’s accounting, internal controls or auditing matters and (ii) the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters, in accordance with the Applicable Rules.

4.	Review and update the Committee’s charter as needed.

5.	Discuss with the independent auditors , the scope and plan of the annual audit.

6.	Obtain from the Company’s independent auditors annually a formal written statement delineating all relationships between the independent auditors and the Company consistent with Independence Standards Board Standard 1, discuss with the independent auditors any such disclosed relationships and their impact on the independent auditors’ independence, and take or recommend that the Board take appropriate action regarding the independence of the independent auditors.

7.	Prior to the filing of the Company’s Annual Report on Form 10-K (“Form 10-K”), review with management and the independent auditors :

•	the Company’s annual financial statements and related footnotes to be included in the Form 10-K,

•	any other financial information to be included in the Form 10-K, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” (“MD&A”).

•	the independent auditors’ audit of the financial statements and their report thereon,

•	compliance with requirements of the Securities and Exchange Commission,

•	any significant changes required in the independent accountants’ audit plan,

•	any serious difficulties or disputes with management encountered during the course of the external audit, and

•	other matters related to the conduct of the audit, which are required to be communicated to the Committee under generally accepted auditing standards or other Applicable Rules.

8.	Based on the review and discussions described in (7) above, recommend to the Board whether the financial statements should be included in the Company’s Form 10-K.

9.	Prepare the audit committee report to be included in the Company’s annual proxy statement when and as required by the Applicable Rules.

10.	Prior to the filing of the Company’s Quarterly Reports on Form 10-Q (“Form 10-Q”), review with management and the independent auditors the quarterly results and financial statements of the Company and other information to be included in the Form 10-Q, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” (“MD&A”). The Committee shall also discuss the results of the quarterly review and any other matters required to be communicated to the Committee under generally accepted auditing standards or other Applicable Rules.

11.	Review and approve or reject proposed related party transactions.

12.	Periodically meet separately with management and the independent auditors.

13.	Periodically report Committee actions to the Board with such recommendations as the Committee may deem appropriate.

The Committee will perform such other functions as assigned by law, the Company’s charter or bylaws, or the Board.

In performing their duties and responsibilities, each member of the Audit Committee is entitled to rely in good faith upon the records of the Company and upon information, opinions, reports or statements presented by any of the Company’s officers or employees, or other committees of the Board, or by any other person as to matters the member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company.

NUMEREX CORP.

Proxy for Annual Meeting of Shareholders
May 7, 2004

Solicited on behalf of the Board of Directors

     The undersigned hereby constitutes and appoints Andrew J. Ryan and Alan B. Catherall, and each of them with full power to act alone, as attorneys-in-fact and proxies of the undersigned, with full power of substitution for and in the name, place and stead of the undersigned to appear at the Annual Meeting of Shareholders of Numerex Corp. (the “Company”), to be held on the 7th day of May, 2004, and at any postponement or adjournment thereof, and to vote all of the shares of Common Stock of the Company which the undersigned is entitled to vote, with all the powers and authority the undersigned would possess if personally present. The undersigned directs that this proxy be voted as indicated on the reverse side of this proxy. The proxy agents present and acting in person or by their substitute (or, if only one is present and acting, then that one) may exercise all the powers conferred by this proxy.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF SHAREHOLDERS OF

NUMEREX CORP.

May 7, 2004

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

— Please detach and mail in the envelope provided. —

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF
DIRECTORS AND “FOR” PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

1.	The election of the nominees listed at right as Directors of the Company, as more fully described in the accompanying Proxy Statement.

☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)	NOMINEES 0 George Benson 0 Matthew J. Flanigan 0 Allan H. Liu 0 Stratton J. Nicolaides 0 John G. Raos 0 Andrew J. Ryan 0 Brian C. Beazer

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: •

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.  ☐

		FOR	AGAINST	ABSTAIN
2.	Proposal to ratify Grant Thornton LLP as the Company’s independent accountants for the fiscal year ending December 31, 2004.	☐	☐	☐

3.	In their discretion, to transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

This proxy, when properly executed, will be voted as directed. The Board of Directors recommends a vote FOR all nominees listed in Item 1 and FOR the proposal listed in Item 2. If no directions to the contrary are indicated, the persons named herein intend to vote FOR the election of the named nominees for director and FOR the ratification of Grant Thornton LLP as the Company’s independent accountants for the current fiscal year.

PLEASE DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE.

The undersigned hereby acknowledges receipt of the Company’s 2003 Annual Report to Shareholders, Notice of the Company’s 2004 Annual Meeting of Shareholders and the Proxy Statement relating thereto.

Signature of Shareholder:	Date:	Signature of Shareholder:	Date:

Note:	This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.